Rule 424 (b) (3)
Registration No. 333-177949
CUSIP #:63743HEB4

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Senior Debt Securities	$175,000,000.00	$20,317.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	The amount in this column has been transmitted to the SEC in connection with the securities offered by means of this pricing supplement.

TRADE DATE: 12/07/2011
SETTLEMENT DATE: 12/14/2011
PRICING SUPPLEMENT NO. 5514 DATED December 7, 2011
TO PROSPECTUS SUPPLEMENTAL DATED November 17, 2011
AND BASE PROSPECTUS DATED November 14, 2011

NATIONAL RURAL UTILITES COOPERATIVE FINANCE CORPORATION

Medium-Term Notes, Series C
With Maturities of Nine Months or More from Date of Issue

Floating Rates Notes

Principal Amount:	$175,000,000.00

Issue Price:	100% of Principal Amount

Original Issue Date:	12/14/2011

Maturity Date:	1/07/2013

Initial Interest Rate:	Determined as if the Original Issue Date was an Interest Reset Date

Base Rate:	USD LIBOR

Spread:	Plus 12.5 basis points

Index Maturity	3 months

Interest Payment Dates:	March 14, 2012, June 14, 2012, September 14, 2012, December 14, 2012 with a short last coupon on January 7, 2013

Interest Reset Dates:	March 14, 2012, June 14, 2012, September 14, 2012, and December 14, 2012

Redemption Date:	None

Agent’s Discount or Commission:	0.05%

Agents(s)	Mizuho Securities USA Inc.

Capacity:	Agent

Form of Note:	Book-Entry
(Book-Entry or Certificated)

Other Terms:	None

Medium-Term Notes, Series C may be issued by the Company in an unlimited aggregate principal amount.